As filed with the Securities and Exchange Commission on March 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

REVA Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0810505 (I.R.S. Employer Identification No.)

5751 Copley Drive

San Diego, CA 92111

 (Address, including Zip Code, of Principal Executive Offices)

2010 EQUITY INCENTIVE PLAN
(Full title of the plan)

Robert B. Stockman

Chief Executive Officer

5751 Copley Drive

San Diego, CA 92111

(858) 966-3000

 (Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael S. Kagnoff, Esq.

DLA Piper LLP (US)

4365 Executive Dr., Suite 1100

San Diego, California 92121

Telephone: (858) 677-1400

Facsimile: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share (3)	Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	998,101	$3.4474	$3,440,853	$444

(1)   Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2010 Equity Incentive Plan by reason of any stock split, stock dividend, or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)   The 998,101 shares being registered under the Registrant’s 2010 Equity Incentive Plan represent an automatic increase in the number of shares available for issuance under the Registrant’s 2010 Equity Incentive Plan equal to 3% of 33,270,053 shares, the total outstanding shares of the Registrant as of December 31, 2013. This automatic increase was effective as of January 1, 2014.

(3)   Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low prices per share of the Registrant’s common stock traded in the form of CDIs on the Australian Securities Exchange on March 13, 2014, which average has been adjusted to account for conversion of CDIs into shares of common stock and converted into U.S. dollars based on the prevailing exchange rate on March 13, 2014 for the purposes of calculating the registration fee.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 998,101 shares of common stock under the Registrant’s 2010 Equity Incentive Plan pursuant to the provisions of the plan providing for an annual automatic increase in the number of shares of common stock reserved for issuance under such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on April 7, 2011 (Registration No. 333-173371), March 2, 2012 (Registration No. 333-179845), and February 28, 2013 (Registration No. 333-186966), as modified or superseded pursuant to Rule 412 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

*   *   *

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on this 17th day of March 2014.

REVA Medical, Inc.

By:	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each director and/or officer of REVA Medical, Inc. whose signature appears below constitutes and appoints Katrina L. Thompson as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Chairman of the Board and Chief
/s/ Robert B. Stockman	Executive Officer (Principal Executive	March 17, 2014
Robert B. Stockman	Officer)

Chief Financial Officer (Principal
/s/ Katrina L. Thompson	Financial Officer and Principal	March 17, 2014
Katrina L. Thompson	Accounting Officer)

/s/ Brian H. Dovey	Director	March 17, 2014
Brian H. Dovey

/s/ Anne Keating	Director	March 17, 2014
Anne Keating

/s/ Gordon E. Nye	Director	March 17, 2014
Gordon E. Nye

/s/ James J. Schiro	Director	March 17, 2014
James J. Schiro

/s/ Robert Thomas	Director	March 17, 2014
Robert Thomas

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation
4.2(2)	Amended and Restated Bylaws
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)
99.1(3)	REVA Medical, Inc. 2010 Equity Incentive Plan

(1)         Incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1/A filed on October 22, 2010.

(2)         Incorporated by reference to Exhibit 3.5 to the Registrant’s registration statement on Form S-1/A filed on October 22, 2010.

(3)         Incorporated by reference to Exhibit 10.16 to the Registrant’s registration statement on Form S-1/A filed on October 22, 2010.